Exhibit 4.1

Antero Midstream Partners LP,
Antero Midstream Finance CorpORATION

and each of the Guarantors PARTY HERETO

INDENTURE

Dated as of December 23, 2025

COMPUTERSHARE TRUST COMPANY, N.A.

Trustee

5.750% SENIOR NOTES DUE 2034

TABLE OF CONTENTS

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EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

THIS INDENTURE dated as of December 23, 2025, is among Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream Partners”), and Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with Antero Midstream Partners, the “Issuers”), the Guarantors (as defined) and Computershare Trust Company, N.A., a national banking association, as trustee.

The Issuers, the Guarantors and the Trustee (as defined) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 5.750% Senior Notes due 2034 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01         Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specific Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Antero Midstream Partners” has the meaning assigned to it in the preamble to this Indenture, and includes any successors thereto.

“Applicable Premium” means, with respect to any Note at the time of determination, the excess of:

(1) the present value at such time of (i) the redemption price of the Note at January 1, 2029 (such redemption price being set forth in the table appearing in Section 3.07 hereof) plus (ii) all required interest payments due on the Note through January 1, 2029 (in each case excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(2) the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of Antero Midstream Partners and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests in any of Antero Midstream Partners’ Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any sale, assignment, lease, license, transfer, abandonment or other disposition of (A) damaged, worn-out, unserviceable or other obsolete or excess equipment or other property or (B) other property no longer necessary for the proper conduct of the business of Antero Midstream Partners or any of its Subsidiaries;

(2) any single transaction or series of related transactions that: (a) involves assets having a Fair Market Value of less than $30.0 million or (b) results in net proceeds to Antero Midstream Partners and its Restricted Subsidiaries of less than $30.0 million;

(3) a transfer of properties or assets between or among Antero Midstream Partners and its Restricted Subsidiaries;

(4) an issuance of Equity Interests by a Restricted Subsidiary of Antero Midstream Partners to Antero Midstream Partners or to a Restricted Subsidiary of Antero Midstream Partners;

(5) the sale or other disposition of products, services or accounts receivable in the ordinary course of business;

(6) the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(7) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(8) any trade or exchange by Antero Midstream Partners or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, provided that the Fair Market Value of the properties or assets traded or exchanged by Antero Midstream Partners or such Restricted Subsidiary (together with any cash or Cash Equivalents plus the amount of any liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets to be received by Antero Midstream Partners or such Restricted Subsidiary (together with any cash or Cash Equivalents plus the amount of any liabilities assumed); and provided further that any cash received must be applied in accordance with Section 4.10 hereof;

(9) the creation or perfection of a Lien that is not prohibited by Section 4.12 hereof;

(10) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(11) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

(12) any sale or other disposition of Equity Interests in, or other securities of, an Unrestricted Subsidiary; and

(13) any disposition of defaulted receivables that arose in the ordinary course of business for collection.

“Attributable Debt” in respect of a sale-and-leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. As used in the preceding sentence, “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. For purposes of this definition, present value shall be calculated using a discount rate equal to the rate of interest implicit in the subject transaction, determined in accordance with GAAP; provided, however, that if such sale-and-leaseback transaction results in a Finance Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Finance Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors, board of managers or other governing body of the general partner of the partnership, or any committee thereof duly authorized to act on behalf of such board;

(3) with respect to a limited liability company, the board of directors or board of managers, the managing member or members or any controlling committee of managing members thereof or other governing body; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) securities issued or fully guaranteed or insured by the United States government or any agency thereof having maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(2) time deposits with, certificates of deposit, bankers’ acceptances or Eurodollar time deposits of, any commercial bank that is a lender under the Credit Agreement or (a) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia or any United States branch of a foreign bank, and is a member of the Federal Reserve System, (b) issues long term securities with a rating of at least A- (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with a stable outlook) by Moody’s at the time of acquisition and (c) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than twenty-four (24) months from the date of acquisition thereof;

(3) commercial paper of an issuer rated at least “A-2” (or the then equivalent grade) by S&P or “P-2” (or the then equivalent grade) by Moody’s at the time of acquisition or guaranteed by a letter of credit issued by a financial institution rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and such financial institution otherwise meets the requirements of subsections (a) and (c) of clause (2) of this definition, in each case having a tenor of not more than 270 days;

(4) taxable and tax-exempt municipal securities rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s, including variable rate municipal securities, having maturities or put rights of not more than twenty-four (24) months from the date of acquisition;

(5) corporate or bank debt of an issuer rated at least A- (or then equivalent grade, in each case with a stable outlook) by S&P and A3 (or then equivalent grade, in each case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition;

(6) repurchase agreements relating to any of the investments listed in clauses (1) through (5) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus of not less than $500,000,000 whose long term securities are rated at least A- (or then equivalent grade) by S&P and A3 (or then equivalent grade) by Moody’s at the time of acquisition;

(7) asset-backed securities having as the underlying asset securities issued or guaranteed by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association rated at least A- (or then equivalent grade, in each case with stable outlook) by S&P and A3 (or then equivalent grade, in each case with case with stable outlook) by Moody’s at the time of acquisition and having maturities of not more than twenty-four (24) months from the date of acquisition; and

(8) Investments, classified in accordance with GAAP as current assets of Antero Midstream Partners or any of its Subsidiaries, in money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (1) through (7) above of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Antero Midstream Partners and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than a Restricted Subsidiary or a Qualified Owner, which occurrence is followed by a Rating Decline;

(2) the adoption of a plan relating to the liquidation or dissolution of Antero Midstream Partners; or

(3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than a Qualified Owner, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares or member interests, which occurrence is followed by a Rating Decline.

Notwithstanding the preceding, (a) a conversion of Antero Midstream Partners from a limited partnership to a corporation, limited liability company or other form of entity or an exchange of all of the outstanding limited partnership interests for capital stock in a corporation, for member interests in a limited liability company or for Equity Interests in such other form of entity shall not constitute a Change of Control, so long as immediately following such conversion or exchange the “persons” (as defined above) who Beneficially Owned the Capital Stock of Antero Midstream Partners immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity and (b) a “person” or “group” shall not be deemed to Beneficially Own securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount (to the extent not included in Consolidated Net Income) equal to the dividends or distributions paid during such period in cash or Cash Equivalents to such Person or any of its Restricted Subsidiaries by a Person that is not a Restricted Subsidiary of such Person; plus

(2) an amount equal to any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries to the extent such loss was deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) the Fixed Charges of such Person and its Restricted Subsidiaries for such period(together with items excluded from the definition of “Fixed Charges” pursuant to Hedging Obligations), to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the aggregate Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of the Financial Accounting Standards Board’s Accounting Standards Codification No. 815 will be excluded;

(5) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including dispositions pursuant to sale-and-leaseback transactions) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person shall be excluded;

(6) any impairment charge or asset write-off pursuant to the Financial Accounting Standards Board’s Accounting Standards Codification No. 350 “Goodwill and Other Intangible Assets” shall be excluded;

(7) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded;

(8) any unusual or nonrecurring gain, loss or charge, together with any related provision for taxes on such unusual or nonrecurring gain, loss or charge, shall be excluded; and

(9) any non-cash or other charges relating to any premium or penalty paid, write-off of deferred finance costs or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity shall be excluded.

“Consolidated Net Tangible Assets” means, at any date of determination, the aggregate amount of total assets included in the most recent quarterly or annual consolidated balance sheet of Antero Midstream Partners prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet, with such pro forma adjustments to total assets, reserves, current liabilities, goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of July 30, 2024, among Antero Midstream Partners, each lender and L/C Issuer from time to time party thereto and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and L/C Issuer, providing for revolving credit borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or Debt Issuances, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other lenders, investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, waste, willful destruction, bad faith and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Debt Issuances” means, with respect to Antero Midstream Partners or any of its Restricted Subsidiaries, one or more issuances after the Issue Date of Indebtedness evidenced by the notes, debentures, bonds or other similar securities or instruments.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by Antero Midstream Partners or a Restricted Subsidiary in connection with an Asset Sale that is so designated, less the amount of cash received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except such Equity Interest that is solely redeemable with, or solely exchangeable for, any Equity Interest of such Person that is not Disqualified Equity. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity solely because the holders of the Equity Interest have the right to require Antero Midstream Partners to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity if the terms of such Equity Interest provide that Antero Midstream Partners may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Domestic Subsidiary” means any Restricted Subsidiary of Antero Midstream Partners that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by Antero Midstream Partners after the Issue Date, the net proceeds from which have not been applied to redeem, prepay or refinance any other Indebtedness (other than the temporary repayment of Indebtedness under a revolving facility).

“Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of Antero Midstream Partners and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (a) an executive officer of the General Partner if the value is less than $50.0 million or (b) the Board of Directors of Antero Midstream Partners if the value is $50.0 million or more.

“FERC Subsidiary” means a Restricted Subsidiary that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereto) as a natural gas company (as defined in Section 2(6) of the Natural Gas Act of 1938, as amended).

“Finance Corp.” has the meaning assigned to it in the preamble to this Indenture, and includes any successors thereto.

“Finance Lease Obligation” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be, at the time any determination thereof is to be made, the amount of the liability in respect of a finance lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Any lease that would be accounted for as an operating lease under GAAP will not be deemed to be a Finance Lease Obligation.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a nationally recognized statistical rating organization.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction that are used to fund working capital) or issues, repurchases or redeems Disqualified Equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable Reference Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions (including, without limitation, a single asset, a division or segment or an entire company) that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, asset purchase transactions or consolidations and including any related financing transactions during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the Reference Period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of Antero Midstream Partners (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of the applicable period to the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(5) if any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

“Fixed Charges” means, with respect to any specified Person for any period, (A) the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, imputed interest with respect to Attributable Debt, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) an amount equal to all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Antero Midstream Partners (other than Disqualified Equity) or to Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners (such amount, the “Disqualified Dividend Amount”); minus

(B) to the extent included in (A) above, write-off of non-recurring deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to, or any premium or penalty paid in connection with, paying any Indebtedness of such Person and its Restricted Subsidiaries prior to its Stated Maturity, in each case, on a consolidated basis and determined in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. Notwithstanding the foregoing, the characterization of leases as operating or capital leases shall be determined in accordance with GAAP as in effect on the date of entry into the applicable lease.

If there occurs a change in generally accepted accounting principles relating to revenue recognition resulting from the joint revenue recognition standard of the Financial Accounting Standards Board and the International Accounting Standards Board, and such change would cause a change in the method of calculation of standards or terms as determined in good faith by Antero Midstream Partners (an “Accounting Change”), then Antero Midstream Partners may elect, as evidenced by a written notice of Antero Midstream Partners to the Trustee, that such standards or terms shall be calculated as if such Accounting Change has not occurred. Any such election with respect to such Accounting Change may not thereafter be changed.

“General Partner” means Antero Midstream Corporation and its successors and permitted assigns as the business entity with the ultimate authority to manage the business and operations of Antero Midstream Partners.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(e) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, and the term “Guaranteed” has a correlative meaning.

“Guarantors” means each of:

(1) Antero Midstream Corporation, Antero Midstream LLC, Antero Water LLC and Antero Treatment LLC;

(2) each of the Restricted Subsidiaries of Antero Midstream Partners that becomes a guarantor of the Notes pursuant to Section 4.18 hereof; and

(3) each other Person executing a supplemental indenture in which such Person agrees to be a Guarantor of the Notes and to be bound by the terms of this Indenture provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Note Guarantee is released in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the ordinary course of business and not for speculative purposes under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“HG Acquisition” means the acquisition by Antero Midstream Partners of 100% of the issued and outstanding equity interests of HG Energy II Midstream Holdings, LLC, a Delaware limited liability company (“HG Midstream”), from HG Energy II LLC, a Delaware limited liability company (“Seller”), pursuant to the Purchase Agreement.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Finance Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset (other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners, in each case, securing Indebtedness of such Unrestricted Subsidiary or Joint Venture, as applicable) of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. The term “Indebtedness” excludes, however, any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(1) accrued expenses and trade accounts payable arising in the ordinary course of business;

(2) any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such Indebtedness at Stated Maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

(3) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such obligation is extinguished within five Business Days of its incurrence; and

(4) any obligation arising from any agreement providing for indemnities, Guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $600 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Investment Grade Rating” of the notes, means that the notes shall have been assigned at least two of any of the following three ratings: (i) a Moody’s rating of Baa3 or higher, (ii) an S&P rating of BBB- or higher or (iii) a Fitch rating of BBB- or higher, or if one of such rating agencies shall not make a rating on the notes publicly available for reasons outside the control of the Issuers, then “Investment Grade Rating” shall mean that the notes shall have been assigned such a rating by one of such rating agencies and an equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act selected by the Issuers.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and commission, travel and similar advances to officers and employees made in the ordinary course of business), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Antero Midstream Partners or any Subsidiary of Antero Midstream Partners sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Antero Midstream Partners such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Antero Midstream Partners, Antero Midstream Partners will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Antero Midstream Partners’ Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(b) hereof.

“Issue Date” means the first date on which the Notes are issued, authenticated and delivered under this Indenture.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of Antero Midstream Partners in which Antero Midstream Partners or any of its Restricted Subsidiaries makes any Investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at another place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, other than a precautionary financing statement respecting a lease not intended as a security agreement. In no event shall a right of first refusal be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however: any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries.

“Net Proceeds” means the aggregate cash proceeds received by Antero Midstream Partners or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

(2) taxes paid or payable as a result of the Asset Sale (including any taxes paid or payable pursuant to Section 4.07(b)(11)), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(3) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by Antero Midstream Partners or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Antero Midstream Partners or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Non-Recourse Debt” means Indebtedness:

(1)  as to which neither Antero Midstream Partners nor any of its Restricted Subsidiaries (a) provides credit support of any kind under an undertaking, agreement or instrument that would constitute Indebtedness, or (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions; and

(2) as to which the lenders will not have any recourse to the assets of Antero Midstream Partners or any of its Restricted Subsidiaries, except as contemplated by clause (13) of the definition of “Permitted Liens” and except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuers’ obligations under this Indenture and the Notes, which may be evidenced by a notation thereof executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, any Additional Notes shall be treated as a single series for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offer to purchase, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final Offering Memorandum of the Issuers, dated December 9, 2025 with respect to the Notes.

“Officer” means, with respect to any Person other than the Trustee, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, if such Person is a limited partnership, the general partner of such Person).

“Officers’ Certificate” means a certificate signed on behalf of each Issuer by two Officers of such Issuer, one of whom in the case of any Officers’ Certificate delivered to the Trustee pursuant to Section 4.04(a), must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Antero Midstream Partners, that meets the requirements of Section 12.05 hereof.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to Antero Midstream Partners, the General Partner or any Subsidiary of Antero Midstream Partners or the General Partner.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Antero Midstream Partners LP, dated as of July 29, 2019, as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Equity of Antero Midstream Partners or any of its Restricted Subsidiaries to the extent such (a) Indebtedness or Disqualified Equity was Indebtedness or Disqualified Equity of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged with or consolidated with Antero Midstream Partners or a Restricted Subsidiary or (b) incurred to finance either of the foregoing; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged with or consolidated with Antero Midstream Partners or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) Antero Midstream Partners would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 4.09(a) hereof or (b) the Fixed Charge Coverage Ratio for Antero Midstream Partners would be equal to or greater than the Fixed Charge Coverage Ratio for Antero Midstream Partners immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such acquisition, merger or consolidation.

“Permitted Business” means (1) midstream transportation of crude oil, natural gas or other hydrocarbons, including gathering, compression, processing, transporting and fractionating, (2) fresh water distribution and waste water treatment services, (3) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code of 1986, as amended, (4) any activity relating to renewable energy generation, energy storage or transportation, carbon mitigation or emissions reduction or (5) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1), (2) and (3) of this definition, including entering into Hedging Obligations related to any of these activities.

“Permitted Business Investments” means Investments by Antero Midstream Partners or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of Antero Midstream Partners or in any Joint Venture, provided that:

(1) either (a) at the time of such Investment and immediately thereafter, Antero Midstream Partners could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in Section 4.07 hereof) not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or is owed to Antero Midstream Partners or one of its Restricted Subsidiaries or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to Antero Midstream Partners or any of its Restricted Subsidiaries could, at the time such Investment is made, be incurred at that time by Antero Midstream Partners and its Restricted Subsidiaries under Section 4.09(a) hereof; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Investments” means:

(1) any Investment in Antero Midstream Partners or in a Restricted Subsidiary of Antero Midstream Partners;

(2) any Investment in Cash Equivalents;

(3) any Investment by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Antero Midstream Partners; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners;

(4) any Investment made as a result of the receipt of non-cash consideration from:

(a) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or

(b) a disposition of assets deemed not to be an Asset Sale under the definition of “Asset Sale”;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of Antero Midstream Partners;

(6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of Antero Midstream Partners or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure, perfection or enforcement by Antero Midstream Partners or any of its Restricted Subsidiaries with respect to any secured Investment in default; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations permitted to be incurred;

(8) loans or advances to employees made in the ordinary course of business of Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners in an aggregate principal amount not to exceed $2.5 million at any one time outstanding;

(9) repurchases of the Notes;

(10) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers’ compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

(11) Permitted Business Investments; and

(12) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (a) $175.0 million and (b) 5.0% of Antero Midstream Partners’ Consolidated Net Tangible Assets; provided, however, that any Investment pursuant to this clause (12) made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to be made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

provided, however, that with respect to any Investment, Antero Midstream Partners may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any investment to one or more of the above clauses (1) through (12) so that the entire Investment would be a Permitted Investment.

“Permitted Liens” means:

(1) Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness that was incurred pursuant to clause (1) of the definition of Permitted Debt;

(2) Liens in favor of Antero Midstream Partners or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Antero Midstream Partners or any Subsidiary of Antero Midstream Partners; provided that such Liens were in existence prior to such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Antero Midstream Partners or the Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens and deposits to secure the performance of statutory obligations, surety or appeal bonds, workers compensation obligations, reimbursement obligations owed to insurers, bids, performance bonds, true leases, other types of social security or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(6) Liens existing on the Issue Date (other than Liens securing the Credit Facilities);

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, repairman’s, mechanics’ and other like Liens, in each case, incurred in the ordinary course of business;

(9) defects, irregularities and deficiencies in title of any rights of way, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(10) inchoate Liens arising under the Employee Retirement Income Security Act of 1974, and any amendments thereto (“ERISA”);

(11) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);

(12) Liens on any property or asset acquired, constructed or improved by Antero Midstream Partners or any of its Restricted Subsidiaries, which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the Fair Market Value of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

(13) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

(14) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Antero Midstream Partners or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

(15) Liens securing performance of Hedging Obligations or Treasury Management Arrangements of Antero Midstream Partners or any of its Restricted Subsidiaries;

(16) Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

(17) Liens incurred in the ordinary course of business of Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners with respect to Indebtedness that at any one time outstanding does not exceed the greater of (a) $175.0 million and (b) 5.0% of Consolidated Net Tangible Assets;

(18) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(19) Liens resulting from the deposit of money or other cash equivalents in trust for the purpose of defeasing Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries;

(20) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien is limited to all or part of the same property or assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(21) Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with this Indenture; and

(22) Liens renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (21) above; provided that (a) the principal amount of Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

“Permitted Refinancing Indebtedness” means any Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Antero Midstream Partners or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or 90 days after the final maturity date of the Notes, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or greater than 90 days after the Weighted Average Life to Maturity of the Notes;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes or the Note Guarantees, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Indebtedness is not incurred by a Restricted Subsidiary (other than Finance Corp. or a Guarantor) if Antero Midstream Partners or a Guarantor is the issuer or the primary obligor of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of December 5, 2025, by and among Antero Midstream Partners, Antero Resources Corporation, Seller, HG Energy II Production Holdings, LLC and HG Midstream, as amended, supplemented or otherwise modified from time to time.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Owner” means (i) Yorktown Partners LLC, its Affiliates and funds or partnerships managed by it or its Affiliates, but not including, however, any portfolio companies of any of the foregoing; (ii) Antero Resources Corporation; (iii) Antero Midstream Corporation; (iv) any Person that is controlled by any one or more of the Persons in the preceding clauses (i) through (iii); and (v) any group (within the meaning of the Exchange Act) that includes one or more of the persons described in the preceding clauses (i) through (iii), provided that such Persons described in the preceding clauses (i) through (iii) control more than 50% of the total voting power of such group. Any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) whose acquisition of Beneficial Ownership of any Voting Stock of the General Partner constitutes a Change of Control in respect of which a Change of Control Offer or an Alternate Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Qualified Owner.

“Rating Agencies” means Moody’s, S&P and Fitch.

“Rating Categories” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations by each of Moody’s and S&P (including gradations within the Rating Categories, as well as between Rating Categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Antero Midstream Partners to effect a Change of Control; provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control) unless each of Moody’s and S&P making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the request of Antero Midstream Partners or the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline).

“Redemption Date” means the date on which any Notes are to be redeemed in accordance with Article 3 hereof.

“Reference Period” means, with respect to any date of determination, the four most recent fiscal quarters of Antero Midstream Partners for which internal financial statements are available.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, initially issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and who, in each case, has direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. References to Restricted Subsidiaries are to Restricted Subsidiaries of Antero Midstream Partners unless otherwise indicated.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person, Indebtedness of such Person, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is subordinate in right of payment to the Notes or the Note Guarantee of such Person, as the case may be.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of shares of the Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantor” means each Guarantor that is a Subsidiary of Antero Midstream Partners.

“Tax Group” means a consolidated, combined, affiliated, unitary or similar income tax group for applicable U.S. federal, state or local or non-U.S. income tax purposes.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, return check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of the time of computation, the yield to maturity as of such time of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to January 1, 2029; provided, however, that if the period from the Redemption Date to January 1, 2029, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Computershare Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of Antero Midstream Partners (other than Finance Corp. or any successor to it) that is designated by Antero Midstream Partners as an Unrestricted Subsidiary pursuant to an Officers’ Certificate, but only to the extent that such Subsidiary, at the time of designation:

(1) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments” has no Indebtedness other than Non-Recourse Debt;

(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Antero Midstream Partners or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Antero Midstream Partners; and

(3) is a Person with respect to which neither Antero Midstream Partners nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, except in each case to the extent such obligation would be treated as an Investment permitted under this Indenture.

All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. Any designation of a Subsidiary of Antero Midstream Partners as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02         Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Alternate Offer”	4.15
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Incremental Funds”	4.07
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“redemption notice date”	3.10
“Registrar”	2.03
“Restricted Payments”	4.07

Defined in
Term	Section
“Special Mandatory Redemption”	3.10
“Special Mandatory Redemption Date”	3.10
“Special Mandatory Redemption Event”	3.10
“Special Mandatory Redemption Outside Date”	3.10
“Special Mandatory Redemption Price”	3.10
“Termination Date”	4.20

Section 1.03         Trust Indenture Act.

Whenever this Indenture expressly refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Otherwise, this Indenture shall not be subject to the TIA unless it is qualified thereunder.

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) unless the context requires otherwise, “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the TIA, the Exchange Act or the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01         Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02         Execution and Authentication.

At least one Officer must sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuers signed by an Officer of each Issuer (an “Authentication Order”), together with the other documents required by Sections 12.04 and 12.05, authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03         Registrar and Paying Agent.

The Issuers will maintain in the United States an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Antero Midstream Partners, Finance Corp. or any of Antero Midstream Partners’ other Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent at its Corporate Trust Office and to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Antero Midstream Partners or a Subsidiary) will have no further liability for the money. If Antero Midstream Partners or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Antero Midstream Partners, the Trustee will serve as Paying Agent for the Notes.

Section 2.05         Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06         Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days;

(2) the Issuers, at their option but subject to the Depositary’s rules, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes, and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (e) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to either Section 2.06(b)(1) above or Section 2.06(e) below, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in Section 2.06(b)(4) hereof, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this Section 2.06(b)(4) hereof at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to Antero Midstream Partners or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in Section 2.06(c)(2) hereof, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to Antero Midstream Partners or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in Section 2.06(d)(2) hereof, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in Section 2.06(e)(2) hereof, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF OR OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUERS ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY GOVERNMENTAL PLAN, CHURCH PLAN, NON-U.S. PLAN, OR OTHER PLAN SUBJECT TO OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for beneficial interests in another Global Note or Definitive Notes, or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer or exchange tax or similar governmental charge payable in connection therewith (other than any such transfer or exchange taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(8) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Definitive Note or Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07         Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of each of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by Antero Midstream Partners or a Subsidiary of Antero Midstream Partners shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Antero Midstream Partners, a Subsidiary or an Affiliate of any thereof) holds, by 11:00 a.m., Eastern Time, on a Redemption Date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09         Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10         Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, together with the other documents required by Sections 12.04 and 12.05, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11         Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes in accordance with the Trustee’s policy then in effect (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers upon written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof, provided that no special record date shall be required with respect to a payment of interest that is made within the applicable grace period. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. The Trustee will not at any time be under any duty or responsibility to any Holder of Notes to determine defaulted interest, or with respect to the nature, extent, or calculation of the amount of defaulted interest owed, or with respect to the method employed in such calculation of defaulted interest.

Section 2.13         Trustee, Paying Agent, Registrar Not Responsible for Depositary

None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee, any Paying Agent and the Registrar shall be entitled to deal with any Depositary, and any nominee thereof, that is the Holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest, the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any Depositary with respect to any Global Notes, for the records of any Depositary, including records in respect of beneficial ownership interests in respect of any Global Note, for any transactions between such Depositary and any participant in such Depositary or between or among any such Depositary, any such participant or any holder or owner of a beneficial interest in any Global Note or for any transfers of beneficial interests in any Global Note.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01         Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or 4.15(d) hereof, they must furnish to the Trustee, at least five Business Days (unless a shorter period is satisfactory to the Trustee) before a notice of such redemption is to be given pursuant to Section 3.03, written notice in the form of an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the Redemption Date;

(3) the principal amount of Notes to be redeemed; and

(4) the redemption price (if then determinable and otherwise the method of determination).

Section 3.02         Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis;

and if the Notes are in global form, all in accordance with the procedures of the Depositary.

No Notes of $2,000 or less can be redeemed in part. In the event of partial redemption, the particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee will promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

The Issuers will promptly notify the Trustee in writing of any listing or delisting of the Notes on or from a national securities exchange.

Section 3.03         Notice of Redemption.

Except as provided in Section 3.10, at least 10 days but not more than 60 days before a Redemption Date, the Issuers will mail or cause to be mailed, by first class mail (or sent electronically in the case of notices to DTC) a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 11 hereof. Notice of any redemption of the Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control) may, at the Issuers’ discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied. The Issuers shall provide written notice to the Trustee no later than 10:00 a.m., New York City time on the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of Notes in the same manner in which the redemption notice was given.

The notice will identify the Notes to be redeemed and will state:

(1) the Redemption Date;

(2) the redemption price, if then determinable and, if not, the manner of its determination;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) any condition precedent to the redemption; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee written notice in accordance with Section 3.01 requesting that the Trustee give such notice and a form of the notice of redemption setting forth the information specified in the preceding paragraph.

Section 3.04         Effect of Notice of Redemption.

Once notice of redemption is given in accordance with Section 3.03 hereof, Notes called for redemption without condition will become irrevocably due and payable on the Redemption Date at the redemption price.

Section 3.05         Deposit of Redemption Price.

Prior to 11:00 a.m., Eastern Time, on the redemption date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient (as determined by the Issuers) to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate then in effect as provided in the Notes and in Section 4.01 hereof.

Section 3.06         Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07         Optional Redemption.

(a) At any time prior to January 1, 2029, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture, upon prior notice in accordance with Section 3.03 hereof, at a redemption price of 105.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the right of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under this Indenture on the Issue Date (excluding Notes held by Antero Midstream Partners and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) Except pursuant to the preceding paragraph, subsection (d) of this Section 3.07 and Section 4.15(d) hereof, the Notes will not be redeemable at the Issuers’ option prior to January 1, 2029.

(c) On or after January 1, 2029, the Issuers may redeem all or a part of the Notes, upon prior notice in accordance with Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on January 1 of each year indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date:

Year	Percentage
2029	102.875%
2030	101.438%
2031 and thereafter	100.000%

(d) At any time prior to January 1, 2029, the Issuers may also redeem all or a part of the Notes, upon prior notice in accordance with Section 3.03 hereof, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date. The notice need not set forth the Applicable Premium but only the manner of calculation of the redemption price. With respect to any redemption pursuant to this Section 3.07(d), Antero Midstream Partners will (i) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (ii) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail. The Trustee shall not be responsible for any such calculation.

(e) Any redemption pursuant to this Section 3.07 or Section 4.15(d) shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08         Mandatory Redemption.

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes, except as provided under Section 3.10. The Issuers are not prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of this Indenture.

Section 3.09         Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuers are required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuers will send, in the manner prescribed in Section 12.02, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2) the Offer Amount, the purchase price and the Purchase Date;

(3) that any Note not tendered or accepted for payment will continue to accrue interest;

(4) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuers, a Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders will be entitled to withdraw their election if the Issuers, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Notes and other pari passu Indebtedness to be purchased will be selected on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1,000 in excess thereof, will be purchased); and

(9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the depositary for the Asset Sale Offer or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Section 3.10         Special Mandatory Redemption.

(a) If (i) the closing of the HG Acquisition has not occurred on or prior to the later of (x) June 2, 2026 and (y) such date to which the outside date under the Purchase Agreement as in effect on the date of this Indenture may be extended in accordance with the terms thereof, which date shall be no later than September 2, 2026, any such extension to be set forth in an Officers’ Certificate delivered to the Trustee prior to the close of business on June 2, 2026 or such other extended outside date as shall then be applicable, (such later date, the “Special Mandatory Redemption Outside Date”), (ii) prior to the Special Mandatory Redemption Outside Date, the Purchase Agreement is terminated according to its terms without the closing of the HG Acquisition, or (iii) the Issuers determine based on their reasonable judgment (in which case they will notify the Trustee in writing thereof) that the HG Acquisition will not close prior to the Special Mandatory Redemption Outside Date or at all (any event in clause (i), (ii) or (iii), a “Special Mandatory Redemption Event”), the Issuers will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the initial issue price of the Notes, plus accrued and unpaid interest, if any, to but excluding the Special Mandatory Redemption Date (as defined below) (the “Special Mandatory Redemption Price”) (such redemption, a “Special Mandatory Redemption”).

(b) Upon the occurrence of a Special Mandatory Redemption Event, the Issuers will promptly (but in no event later than 10 Business Days following such Special Mandatory Redemption Event) cause notice to be delivered electronically or mailed to each Holder of the Notes at its registered address (such date of notification to the Holders, the “redemption notice date”). The notice will inform Holders that the Notes will be redeemed on the fifth Business Day following the redemption notice date (the “Special Mandatory Redemption Date”) and that all of the outstanding Notes to be redeemed will be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the Holders of the Notes. No later than 10:00 a.m., New York City time, on the Special Mandatory Redemption Date, the Issuers will deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price. If such deposit is made as provided above, the Notes to be redeemed will cease to bear interest on and after the Special Mandatory Redemption Date.

ARTICLE 4
COVENANTS

Section 4.01         Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Antero Midstream Partners or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. With respect to physical certificates, presentation is due at maturity.

The Issuers shall pay interest on overdue principal, and they shall pay interest on overdue installments of interest, at the rate then prevailing on the Notes to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Issuers may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

Section 4.02         Maintenance of Office or Agency.

The Issuers will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands (not including service of process) may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03         Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Antero Midstream Partners shall furnish (whether through hard copy or internet access) to the Holders of Notes and the Trustee, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Antero Midstream Partners were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Antero Midstream Partners were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports; provided, however, that if at any time Antero Midstream Partners is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, it may complete any of the reports referred to in clauses (1) and (2) of this Section 4.03(a) as though its only registered securities were the Notes. Each annual report on Form 10-K will include a report on Antero Midstream Partners’ consolidated financial statements by Antero Midstream Partners’ independent registered public accounting firm. So long as Antero Midstream Partners is a consolidated Subsidiary of Antero Midstream Corporation (or another parent company) for financial reporting purposes, Antero Midstream Partners may satisfy its obligations under this Section 4.03 with respect to the information specified in clauses (1) and (2) of this Section 4.03(a) by furnishing the corresponding reports of Antero Midstream Corporation (or such other parent company), within the time periods specified in the SEC’s rules and regulations for filing such corresponding reports; provided, however, that Antero Midstream Corporation (or such other parent company) has fully and unconditionally guaranteed the Notes pursuant to this Indenture or a supplemental indenture. The availability of the reports of Antero Midstream Partners specified in clauses (1) and (2) above or, to the extent set forth in this Section 4.03(a), the corresponding reports of Antero Midstream Corporation (or such other parent company), on the SEC’s EDGAR filing system (or any successor filing system) or a publicly available website of Antero Midstream Partners or Antero Midstream Corporation (or such other parent company) will be deemed to satisfy the foregoing delivery requirements.

The Trustee shall have no obligation to determine if and when the reports, information and documents of Antero Midstream Partners are filed with the SEC via the EDGAR system and available on the SEC’s EDGAR website.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including Antero Midstream Partners’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). The Trustee is under no duty to monitor or confirm, on a continuing basis or otherwise, the Issuers’ or any other person’s compliance with any of the covenants under this Indenture, to determine whether such reports, information or documents have been filed with the SEC through the SEC’s EDGAR filing system (or any successor filing system) or posted on any website, to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein or to participate in any conference calls.

Any and all Defaults or Events of Default arising from a failure to comply with this Section 4.03 shall be deemed cured (and Antero Midstream Partners shall be deemed to be in compliance with this Section 4.03) upon furnishing or filing such information or report as contemplated by this covenant (but without regard to the date on which such information or report is so furnished or filed); provided that such cure shall not otherwise affect the rights of Holders under Section 6.01 hereof if all outstanding Notes shall have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(b) For so long as any Notes remain outstanding, if at any time none of Antero Midstream Partners and the Guarantors is required to file with the SEC the reports required by paragraph (a) of this Section 4.03, Antero Midstream Partners and the Guarantors will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04         Compliance Certificate.

(a) The Issuers and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate (at least one of the signatories of which shall be the principal executive officer, the principal financial officer, or the principal accounting officer of Antero Midstream Partners) stating that a review of the activities of the Issuers and Antero Midstream Partners’ Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto).

(b) So long as any of the Notes are outstanding, the Issuers and the Guarantors will deliver to the Trustee, promptly upon any Officer thereof becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05         Taxes.

Antero Midstream Partners will pay, and will cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06         Stay, Extension and Usury Laws.

The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07         Restricted Payments.

(a) Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Antero Midstream Partners’ or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Antero Midstream Partners or any of its Restricted Subsidiaries) or to the direct or indirect holders of Antero Midstream Partners’ or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than distributions or dividends payable in Equity Interests of Antero Midstream Partners (other than Disqualified Equity) and other than distributions or dividends payable to Antero Midstream Partners or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Antero Midstream Partners) any Equity Interests of Antero Midstream Partners or any direct or indirect parent of Antero Midstream Partners;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Antero Midstream Partners or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding intercompany Indebtedness between or among Antero Midstream Partners and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1) if the Fixed Charge Coverage Ratio for Antero Midstream Partners’ Reference Period is not less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Antero Midstream Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made other than to Antero Midstream Partners or a Restricted Subsidiary), (5), (6), (7), (9), (10), (11) and (12) of Section 4.07(b) hereof) during the quarter in which such Restricted Payment is made, is less than the sum, without duplication, of:

(A) Operating Surplus as of the end of the immediately preceding quarter; plus

(B) 100% of the aggregate net cash proceeds received by Antero Midstream Partners (including the Fair Market Value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of Antero Midstream Partners (other than Disqualified Equity)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of Antero Midstream Partners (other than Disqualified Equity) or from the issue or sale of convertible or exchangeable Disqualified Equity or convertible or exchangeable debt securities of Antero Midstream Partners that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Equity or debt securities) sold to a Subsidiary of Antero Midstream Partners); plus

(C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital or similar payment made in cash or Cash Equivalents with respect to such Restricted Investment (less the cost of disposition, if any); plus

(D) the net reduction in Restricted Investments made after the Issue Date resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to Antero Midstream Partners or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the Issue Date (items (b), (c) and (d) being referred to as “Incremental Funds”); minus

(E) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for Antero Midstream Partners’ Reference Period is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Antero Midstream Partners and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) (to the extent, in the case of clause (4), payments are made other than to Antero Midstream Partners or a Restricted Subsidiary), (5), (6), (7), (9), (10), (11) and (12) of Section 4.07(b) hereof) during the quarter in which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units or other partnership interests of Antero Midstream Partners), is less than the sum, without duplication, of:

(A) $450.0 million less the aggregate amount of all Restricted Payments made by Antero Midstream Partners and its Restricted Subsidiaries pursuant to this clause (2)(A) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on the Issue Date; plus

(B) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or distribution or the consummation of an irrevocable redemption of subordinated Indebtedness within 60 days after the date of the declaration of such dividend or distribution, or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of declaration or the date on which such irrevocable notice is delivered, such dividend, distribution or redemption would have complied with the provisions of this Indenture (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of, a substantially concurrent (a) capital contribution to Antero Midstream Partners from any Person (other than a Restricted Subsidiary of Antero Midstream Partners) or (b) sale (other than to a Restricted Subsidiary of Antero Midstream Partners) of Equity Interests (other than Disqualified Equity) of Antero Midstream Partners, with a sale being deemed substantially concurrent if such Restricted Payment occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded or deducted from the calculation of Operating Surplus and Incremental Funds;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness of Antero Midstream Partners or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any distribution or dividend by a Restricted Subsidiary of Antero Midstream Partners to the holders of its Equity Interests (other than Disqualified Equity) on a pro rata basis;

(5) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners held by any current or former officer, director, consultant or employee of the General Partner, Antero Midstream Partners or any of Antero Midstream Partners’ Restricted Subsidiaries pursuant to any equity subscription agreement or plan, stock or unit option agreement, shareholders’ agreement, employment agreement or similar agreement; provided, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any twelve-month period; provided further, that Antero Midstream Partners may carry over and make in subsequent twelve-month periods any unutilized capacity under this clause (5); provided further, that such amount in any twelve-month period may be increased by an amount not to exceed (a) the cash proceeds received by Antero Midstream Partners from the sale of Equity Interests of Antero Midstream Partners to members of management, employees or directors of the General Partner, Antero Midstream Partners or its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause 1(B) or 2(B) of Section 4.07(a) hereof), plus (b) the cash proceeds of key man life insurance policies received by Antero Midstream Partners after the Issue Date, less (c) the amount of any Restricted Payments made pursuant to clauses (a) and (b) of this clause (5);

(6) so long as no Default has occurred and is continuing or would be caused thereby, payments of dividends on Disqualified Equity issued pursuant to Section 4.09 hereof;

(7) purchases or other acquisitions of Capital Stock (a) deemed to occur upon exercise of stock or unit options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price of such options, warrants or other convertible securities or (b) made in lieu of withholding taxes resulting from any such exercise;

(8) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Antero Midstream Partners; or arising from stock or unit dividends, splits or business combinations;

(9) in connection with an acquisition by Antero Midstream Partners or any of its Restricted Subsidiaries, the return to Antero Midstream Partners or any of its Restricted Subsidiaries of Equity Interests of Antero Midstream Partners or any of its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of any indemnification claims or pursuant to any purchase price adjustments under the acquisition agreement;

(10) so long as no Default or Event of Default has occurred and is continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness pursuant to provisions similar to those in Section 4.10 or 4.15; provided that all Notes validly tendered and not withdrawn by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been purchased, redeemed, defeased or otherwise acquired or retired for value;

(11) (a) the payment of any dividend or distribution by Antero Midstream Partners to any direct or indirect parent of Antero Midstream Partners (including Antero Midstream Corporation) in an amount required for any such direct or indirect parent (including Antero Midstream Corporation) to pay franchise, excise and similar taxes, (b) with respect to any taxable period (or portion thereof) for which Antero Midstream Partners and any of its subsidiaries are members of a Tax Group of which a direct or indirect parent of Antero Midstream Partners is the common parent, or for which Antero Midstream Partners is a partnership or disregarded entity for applicable U.S. federal, state or local or non-U.S. income tax purposes that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, dividends or distributions by Antero Midstream Partners to any direct or indirect parent of Antero Midstream Partners (including Antero Midstream Corporation) in an amount not to exceed the amount of any U.S. federal, state and local and non-U.S. income taxes that Antero Midstream Partners and/or its subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had Antero Midstream Partners and/or such subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; and (c) with respect to any taxable period (or portion thereof) for which Antero Midstream Partners is a passthrough entity (including a partnership or disregarded entity) for U.S. federal income tax purposes and without duplication of any amounts that are paid under the foregoing clause (11)(b), dividends or distributions by Antero Midstream Partners to any member or partner of Antero Midstream Partners, on or prior to each estimated tax payment date as well as each other applicable due date, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments sufficient to equal such member’s or partner’s U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Antero Midstream Partners and its subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates (including any tax rate imposed on “net investment income” by Section 1411 of the Internal Revenue Code of 1986, as amended)) applicable to an individual or, if higher, a corporation, resident in New York, New York, determined by taking into account (A) the deductibility of state and local income taxes for U.S. federal income tax purposes (disregarding any deduction that is subject to a dollar limitation), (B) the alternative minimum tax, (C) any U.S. federal, state and/or local (as applicable) loss carryforwards of such member or partner available from losses of such member or partner attributable to its direct or indirect ownership of Antero Midstream Partners and its subsidiaries for prior taxable periods to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and to the extent such loss had not already been utilized), (D) the character (e.g., long-term or short-term capital gain or ordinary) of the applicable income, and (E) any adjustment to such member’s or partner’s taxable income attributable to its direct or indirect ownership of Antero Midstream Partners and its subsidiaries as a result of any tax examination, audit or adjustment with respect to any taxable period (or portion thereof); and

(12) other Restricted Payments in an aggregate amount not to exceed $150.0 million since the Issue Date.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Antero Midstream Partners or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the amount of any non-cash dividend or distribution paid in accordance with clause (1) of Section 4.07(b) hereof shall be the Fair Market Value as of the date on which such dividend or distribution is declared. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined in the manner prescribed in the definition of that term. For the purposes of determining compliance with this Section 4.07, in the event that a (a) Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (12), Antero Midstream Partners will be permitted to classify (or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07 and (b) a Restricted Payment is made pursuant to clause (1) or (2) of Section 4.07(a), Antero Midstream Partners will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Section 4.08         Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(1) pay dividends or make any other distributions on its Equity Interests to Antero Midstream Partners or any of its Restricted Subsidiaries, or pay any indebtedness owed to Antero Midstream Partners or any of its Restricted Subsidiaries; provided that priority of any preferred equity or similar Equity Interest in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common equity shall not be deemed to be a restriction on the ability to make distributions on Equity Interests;

(2)  make loans or advances to Antero Midstream Partners or any of its other Restricted Subsidiaries; or

(3) sell, lease or otherwise transfer any of its properties or assets to Antero Midstream Partners or any of its other Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under Section 4.09 and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the restrictions therein are either (a) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees or (b) in the reasonable judgment of Antero Midstream Partners, not reasonably likely to impair Antero Midstream Partners’ ability to make payments on the Notes when due;

(4) applicable law, rule, regulation or order;

(5) any instrument governing Indebtedness or Equity Interest of a Person acquired by Antero Midstream Partners or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6) customary non-assignment provisions in transportation agreements or purchase and sale or exchange agreements, pipeline and water treatment agreements, or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

(7) purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(8) any agreement (a) for the sale or other disposition of a Restricted Subsidiary that contains any such restrictions on that Restricted Subsidiary pending its sale or other disposition or (b) for the sale or other disposition of a particular asset or line of business of a Restricted Subsidiary that imposes restrictions on assets subject to any agreement of the nature described in clause (3) of Section 4.08(a) hereof;

(9) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(12) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(14) any instrument governing Indebtedness of a FERC Subsidiary, provided that such Indebtedness was otherwise permitted to be incurred under this Indenture; and

(15) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under this Indenture from time to time.

Section 4.09         Incurrence of Indebtedness and Issuance of Disqualified Equity.

(a) Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Antero Midstream Partners will not issue any Disqualified Equity and will not permit any of its Restricted Subsidiaries to issue any Disqualified Equity; provided, however, that Antero Midstream Partners and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and Antero Midstream Partners and the Restricted Subsidiaries may issue Disqualified Equity, if the Fixed Charge Coverage Ratio for the Antero Midstream Partners’ Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Equity had been issued, as the case may be, at the beginning of such Reference Period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”) or the issuance of any Disqualified Equity described in clause (11) below:

(1)  the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit and the Guarantees thereof under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Antero Midstream Partners and its Restricted Subsidiaries thereunder) not to exceed the greater of (a) $2.0 billion and (b) the sum of $1.4 billion and 30% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

(2) the incurrence by Antero Midstream Partners and its Restricted Subsidiaries of any Existing Indebtedness;

(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date;

(4) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Indebtedness represented by Finance Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Antero Midstream Partners or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), at any time outstanding not to exceed the greater of (a) $100.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom);

(5) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (2), (3), (4) or (10) of this Section 4.09(b) or this clause (5);

(6) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Antero Midstream Partners and any of its Restricted Subsidiaries; provided, however, that:

(A) if Antero Midstream Partners or any Guarantor is the obligor on such Indebtedness and the payee is not Antero Midstream Partners or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of Antero Midstream Partners, or the Note Guarantee, in the case of a Guarantor; and

(B) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners,

will be deemed, in each case, to constitute an incurrence of such Indebtedness by Antero Midstream Partners or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Hedging Obligations or Indebtedness under Treasury Management Arrangements;

(8) the Guarantee by Antero Midstream Partners, or any of its Restricted Subsidiaries of (a) Indebtedness of Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners that was permitted to be incurred by another provision of this Section 4.09 or (b) Indebtedness incurred by Joint Ventures, provided that such Guarantee constitutes a Permitted Investment; and provided further, in each case, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes or the Note Guarantees, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(9) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance contracts, reclamation, statutory obligations, bankers’ acceptances, and performance, payment, appeal and surety bonds in the ordinary course of business, including Guarantees and obligations respecting standby letters of credit supporting such obligations, to the extent not drawn (in each case other than an obligation for money borrowed) and replacements of any of the foregoing;

(10) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(11) the issuance by Antero Midstream Partners or any of its Restricted Subsidiaries of Disqualified Equity to Antero Midstream Partners or any of its Restricted Subsidiaries, as the case may be; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests of a Restricted Subsidiary that results in any such Disqualified Equity being held, directly or indirectly, by a Person other than Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners; and

(B) any sale or other transfer of any such Disqualified Equity to a Person that is not either Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners;

will be deemed, in each case, to constitute an issuance of such Disqualified Equity by Antero Midstream Partners or such Restricted Subsidiary that was not permitted by this clause;

(12) the incurrence in the ordinary course of business by Antero Midstream Partners or any of its Restricted Subsidiaries of Indebtedness under letters of credit incurred pursuant to a Credit Facility, provided that such obligations are reimbursed within 10 days following the drawing of such letter of credit;

(13) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary of Antero Midstream Partners or any Joint Venture but only to the extent that such liability is the result of Antero Midstream Partners’ or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed $25.0 million; and

(14) the incurrence by Antero Midstream Partners or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $175.0 million and (b) 5.0% of Consolidated Net Tangible Assets (determined as of the date of incurrence and after giving effect to the use of proceeds therefrom).

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, Antero Midstream Partners will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Equity in the form of additional shares or units of the same class of Disqualified Equity will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Equity for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Antero Midstream Partners as accrued to the extent required by the definition of such term. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that Antero Midstream Partners or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10         Asset Sales.

Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Antero Midstream Partners (or the Restricted Subsidiary, as the case may be) receives consideration (including by way of relief from, or by any Person assuming responsibilities for, any liabilities, contingent or otherwise) at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale and which shall give effect to the assumption by another Person of any liabilities as provided for in clause (2)(A)) below; and

(2) at least 75% of the consideration received in the Asset Sale by Antero Midstream Partners or such Restricted Subsidiary, together with the consideration received in all other Asset Sales by Antero Midstream Partners or any Restricted Subsidiary since the Issue Date (on a cumulative basis) is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities, as shown on Antero Midstream Partners’ most recent consolidated balance sheet, of Antero Midstream Partners or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantees) that are assumed by the transferee of any such assets pursuant to a novation agreement that releases Antero Midstream Partners or such Restricted Subsidiary from further liability;

(B) any securities, notes or other Obligations received by Antero Midstream Partners or any such Restricted Subsidiary from such transferee that are within 180 days after the Asset Sale (subject to ordinary settlement periods), converted by Antero Midstream Partners or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion;

(C) any stock or assets of the kind referred to in clause (2) or (4) of the next succeeding paragraph;

(D) accounts receivable of a business retained by Antero Midstream Partners or any of its Restricted Subsidiaries, as the case may be, following the sale of such business, provided such accounts receivable (i) are not past due more than 60 days and (ii) do not have a payment date greater than 180 days from the date of the invoices creating such accounts receivable; and

(E) any Designated Non-Cash Consideration received by Antero Midstream Partners or such Restricted Subsidiaries in an Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (E), not to exceed an amount equal to 7.5% of Consolidated Net Tangible Asset (determined at the time of receipt of such Designated Non-Cash Consideration), with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Antero Midstream Partners (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1) to repay Senior Indebtedness of Antero Midstream Partners or its Restricted Subsidiaries (or to make an offer to repurchase or redeem such Indebtedness, provided that such repurchase or redemption closes within 45 days after the end of such 365-day period);

(2) to acquire all or substantially all of the properties or assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Antero Midstream Partners;

(3) to make a capital expenditure in a Permitted Business; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Notwithstanding the foregoing, if within 365 days after the receipt of any Net Proceeds from an Asset Sale, Antero Midstream Partners (or the applicable Restricted Subsidiary, as the case may be) enters into a binding written agreement committing Antero Midstream Partners or such Restricted Subsidiary to an application of funds of the kind described in clause (2), (3) or (4) of the preceding paragraph, subject to customary conditions, Antero Midstream Partners or such Restricted Subsidiary shall be deemed not to be in violation of the preceding paragraph. Any Net Proceeds that are applied pursuant to clause (2), (3) or (4) of the preceding paragraph pursuant to any such binding agreement shall be deemed to have been applied for such purpose within such 365-day period so long as they are so applied within two years after the date of receipt of such Net Proceeds.

Pending the final application of any Net Proceeds, Antero Midstream Partners or any Restricted Subsidiary may temporarily reduce revolving credit borrowings (to the extent amounts corresponding to such reduction are permitted to be borrowed under this Indenture) or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within five days thereof, Antero Midstream Partners will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Antero Midstream Partners (or any Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall (subject to the Depositary’s applicable procedures) select the Notes and the representative of such other pari passu Indebtedness will (subject to the Depositary’s applicable procedures) select such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Antero Midstream Partners will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, Antero Midstream Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11         Transactions with Affiliates.

(a) Antero Midstream Partners will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Antero Midstream Partners involving more than $1,000,000 (each an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to Antero Midstream Partners or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Antero Midstream Partners or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of Antero Midstream Partners, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is fair to Antero Midstream Partners or the relevant Restricted Subsidiary from a financial or commercial point of view; and

(2) Antero Midstream Partners delivers to the Trustee with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of Antero Midstream Partners set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners, if any.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)  reasonable fees and compensation paid to or for the benefit of any employee, officer or director of Antero Midstream Partners, any of its Restricted Subsidiaries or the General Partner, and any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by Antero Midstream Partners or any of its Restricted Subsidiaries existing on the Issue Date, or entered into thereafter in the ordinary course of business, and any indemnities or other transactions permitted or required by bylaw, statutory provisions or any of the foregoing agreements, plans or arrangements;

(2) transactions between or among Antero Midstream Partners or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of Antero Midstream Partners) that is an Affiliate of Antero Midstream Partners solely because Antero Midstream Partners owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) any issuance or sale of Equity Interests (other than Disqualified Equity) of Antero Midstream Partners to Affiliates of Antero Midstream Partners;

(5) Restricted Payments or Permitted Investments that do not violate Section 4.07 hereof;

(6) customary compensation, indemnification and other benefits made available to officers, directors or employees of Antero Midstream Partners, a Restricted Subsidiary of Antero Midstream Partners or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7) in the case of gathering, processing, compression, transporting, fractionating, waste water treatment or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by Antero Midstream Partners or any Restricted Subsidiary and third parties, or if neither Antero Midstream Partners nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm’s length basis, as determined in good faith by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners;

(8) the existence of, or the performance by Antero Midstream Partners or any Restricted Subsidiary of its obligations under the terms of, any agreements to which it is a party as of the date of the Offering Memorandum and any amendments thereto and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Antero Midstream Partners or any Restricted Subsidiary of its obligations under, any future amendment to such agreements or under any such similar agreements shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement, taken as a whole, are not less favorable to the Holders in any material respect as determined in good faith by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners, if any;

(9) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Equity Interests of Antero Midstream Partners or any of its Restricted Subsidiaries, a transaction in which such Person is treated no more favorably than the other holders of such Indebtedness or Equity Interests;

(10) (A) Guarantees by Antero Midstream Partners or any of its Restricted Subsidiaries of the performance of obligations of Unrestricted Subsidiaries or Joint Ventures in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (B) pledges by Antero Midstream Partners or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries or Joint Ventures for the benefit of lenders or other creditors of Unrestricted Subsidiaries or Joint Ventures as contemplated by clause (13) of the definition of “Permitted Liens” so long as any such transaction described in this clause (B), if involving aggregate consideration in excess of $50.0 million, has been approved by a majority of the disinterested members of the Board of Directors of Antero Midstream Partners, if any;

(11) any transaction in which the Antero Midstream Partners or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Antero Midstream Partners or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a) hereof; and

(12) any transactions between Antero Midstream Partners or any Restricted Subsidiary and any Person, a director of which is also a director of Antero Midstream Partners or a Restricted Subsidiary, provided that such director abstains from voting as a director of Antero Midstream Partners or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

Section 4.12         Liens.

Antero Midstream Partners will not, and will not permit any Subsidiary Guarantor to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness, upon any of their property or assets, now owned or hereafter acquired, unless:

(1) in the case of Liens securing subordinated Indebtedness of Antero Midstream Partners or a Guarantor, the Notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the subordinated Indebtedness so secured with the same priority that the Notes or Note Guarantees, as applicable, have to such subordinated Indebtedness until such time as such subordinated Indebtedness are no longer so secured by a Lien; and

(2) in the case of Liens securing Senior Indebtedness of Antero Midstream Partners or a Guarantor, the Notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

Any Lien on property or assets of Antero Midstream Partners or a Guarantor created for the benefit of Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged at such time as there are no other Liens of any kind (other than Permitted Liens) on such property or assets securing such Indebtedness.

Section 4.13         Limitations on Finance Corp. Activities.

Finance Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Finance Corp. may be a co-obligor or guarantor with respect to Indebtedness if Antero Midstream Partners is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by Antero Midstream Partners, Finance Corp. or one or more Guarantors. At any time after Antero Midstream Partners is a corporation, Finance Corp. may consolidate or merge with or into Antero Midstream Partners or any other Restricted Subsidiary.

Section 4.14         Corporate Existence.

Subject to Article 5 hereof, Antero Midstream Partners shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its limited partnership existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of Antero Midstream Partners or any such Restricted Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of Antero Midstream Partners and its Restricted Subsidiaries; provided, however, that Antero Midstream Partners shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the General Partner shall determine that the preservation thereof is no longer desirable in the conduct of the business of Antero Midstream Partners and its Restricted Subsidiaries, taken as a whole.

Section 4.15         Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, Antero Midstream Partners will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase. Within 30 days following any Change of Control, Antero Midstream Partners will send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless Antero Midstream Partners defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent or depositary receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

Antero Midstream Partners will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, Antero Midstream Partners will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Change of Control Payment Date, Antero Midstream Partners will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent or depositary an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Antero Midstream Partners.

The Paying Agent or depositary will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, it will make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Antero Midstream Partners will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require Antero Midstream Partners to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(c) Notwithstanding anything to the contrary in this Section 4.15, Antero Midstream Partners will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price, or (3) in connection with or in contemplation of any Change of Control, Antero Midstream Partners makes an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered and not withdrawn at a cash price equal to or higher than the Change of Control Payment and purchases all Notes properly tendered and not withdrawn under the Alternate Offer.

(d) With respect to the Notes, in the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes tender and do not withdraw such Notes in a Change of Control Offer, Alternate Offer or any other tender offer and Antero Midstream Partners (or the third party making the Change of Control Offer, Alternate Offer or other tender offer as provided above) purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuers will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer, Alternate Offer or other tender offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the price offered in such Change of Control Offer, Alternate Offer or other tender offer.

Section 4.16         [Reserved.]

Section 4.17         [Reserved.]

Section 4.18         Additional Guarantees.

If, after the Issue Date, any wholly-owned Domestic Subsidiary (other than Finance Corp.) of Antero Midstream Partners that is not already a Guarantor Guarantees any other Indebtedness of either of the Issuers under a Credit Facility in an aggregate principal amount in excess of $50.0 million, then that Subsidiary will become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto within 30 Business Days of the date on which it Guaranteed such Indebtedness; provided that the preceding shall not apply to Subsidiaries of Antero Midstream Partners that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Note Guarantee of a Domestic Subsidiary that was incurred pursuant to this Section 4.18 will be released in accordance with Section 10.05 hereof.

Section 4.19         Designation of Restricted and Unrestricted Subsidiaries.

Antero Midstream Partners may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Antero Midstream Partners and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will either reduce the amount available for Restricted Payments under Section 4.07 hereof or qualify as a Permitted Investment under one or more clauses of the definition of Permitted Investments, as determined by Antero Midstream Partners; provided that any designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of Antero Midstream Partners as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Antero Midstream Partners as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, Antero Midstream Partners will be in default of such covenant.

Antero Midstream Partners may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Antero Midstream Partners; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Antero Midstream Partners of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period and (2) no Default or Event of Default would be in existence following such designation.

Section 4.20         Termination of Covenants.

(a) If at any time (i) the Notes are assigned an Investment Grade Rating from at least two Rating Agencies, (ii) no Default or Event of Default has occurred and is continuing under this Indenture and (iii) Antero Midstream Partners has delivered to the Trustee an Officers’ Certificate certifying to the foregoing provisions of this sentence (the “Termination Date”), Antero Midstream Partners and its Restricted Subsidiaries will no longer be subject to the following provisions of this Indenture: (1) Section 4.07; (2) Section 4.08; (3) Section 4.09; (4) Section 4.10, (5) Section 4.11; (6) Section 4.13; (7) Section 4.18; and (8) clause 4 of Section 5.01(a).

(b) However, Antero Midstream Partners and its Restricted Subsidiaries will remain subject to the other provisions of this Indenture, including: (1) Section 4.03; (2) Section 4.12; (3) Section 4.19; and (4) Section 5.01 (with the exception of clause (4) of Section 5.01(a)).

(c) The Trustee will have no obligation to (a) monitor the ratings of the Notes, (b) independently determine or verify if a Termination Date has occurred, (c) notify the Holders of any of the foregoing or (d) determine the consequences thereof, but may provide a copy of such Officers’ Certificate to any holder upon request.

ARTICLE 5
SUCCESSORS

Section 5.01         Merger, Consolidation or Sale of Assets.

(a) Neither of the Issuers may: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (2) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuers and the Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either:

(A) such Issuer is the surviving entity; or

(B) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as Antero Midstream Partners is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(3)  immediately after such transaction, no Default or Event of Default exists; and

(4) in the case of a transaction involving Antero Midstream Partners and not Finance Corp., Antero Midstream Partners or the Person formed by or surviving any such consolidation or merger (if other than Antero Midstream Partners), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, will on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable Reference Period:

(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); or

(B) have a Fixed Charge Coverage Ratio not less than the Fixed Charge Coverage Ratio of Antero Midstream Partners immediately prior to such transaction; and

(5) such Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture and all conditions precedent therein relating to such transaction have been satisfied.

provided that this Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Antero Midstream Partners and its Restricted Subsidiaries, provided further that Sections 5.01(a)(3) and (4) will not apply to any merger or consolidation of Antero Midstream Partners (A) with or into one of its Restricted Subsidiaries or a Guarantor for any purpose or (B) with or into an Affiliate solely for the purpose of reorganizing Antero Midstream Partners in another jurisdiction.

(b) Notwithstanding Section 5.01(a), Antero Midstream Partners will be permitted to reorganize as any other form of entity in accordance with the procedures established in this Indenture; provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of Antero Midstream Partners into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of Antero Midstream Partners under the Notes and this Indenture pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee;

(4) immediately after such reorganization no Default or Event of Default exists; and

(5) such reorganization is not adverse to the Holders of the Notes (for purposes of this clause (5) it is stipulated that such reorganization shall not be considered adverse to the Holders of the Notes solely because the successor or survivor of such reorganization (a) is subject to U.S. federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

Section 5.02         Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Antero Midstream Partners in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which Antero Midstream Partners is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Antero Midstream Partners” shall refer instead to the successor Person and not to Antero Midstream Partners), and may exercise every right and power of Antero Midstream Partners under this Indenture with the same effect as if such successor Person had been named as Antero Midstream Partners herein.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01         Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest with respect to the Notes;

(2) default in the payment when due (at Stated Maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by Antero Midstream Partners to make a Change of Control Offer or an Asset Sale Offer within the time periods set forth, or consummate a purchase of Notes when required pursuant to the terms described in Section 4.15 or Sections 3.09 and 4.10 or to comply with the provisions of Section 5.01 hereof;

(4) failure by Antero Midstream Partners for 180 days after written notice to Antero Midstream Partners by the Trustee or to Antero Midstream Partners and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with Section 4.03(a);

(5) failure by Antero Midstream Partners for 60 days after written notice to Antero Midstream Partners by the Trustee or to Antero Midstream Partners and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of its other agreements in this Indenture; or

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Antero Midstream Partners or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by Antero Midstream Partners or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more, provided, however, that if, prior to any acceleration of the Notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid, in each case, during the 30-day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as applicable, any Event of Default caused by such Payment Default or acceleration shall automatically be rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(7) failure by an Issuer or any of Antero Midstream Partners’ Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) an Issuer or any of Antero Midstream Partners’ Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) generally is not paying its debts as they become due;

(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against an Issuer or any of Antero Midstream Partners’ Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of an Issuer or any of Antero Midstream Partners’ Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of Antero Midstream Partners’ Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of an Issuer or any of Antero Midstream Partners’ Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(10) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02         Acceleration.

In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, with respect to Finance Corp., Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary, the principal of, and accrued and unpaid interest, if any, on, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes (with a copy to the Trustee) may declare all the principal of, and accrued and unpaid interest, if any, on, Notes to be due and payable immediately.

Upon any such declaration, the unpaid principal of, and accrued and unpaid interest, if any, on, Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest, or premium, if any, on, or the principal of, the Notes.

Section 6.03         Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05         Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability (provided, however, that the Trustee shall be under no obligation to determine whether any action or inaction is unduly prejudicial to any Holder).

Section 6.06         Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder gives to the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any cost, loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 6.07         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest and on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended in a manner adverse to such Holder without the consent of such Holder.

Section 6.08         Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09         Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:         to the Trustee, the Agents and the Custodian, and their respective agents and attorneys for amounts due hereunder, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third:        to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01         Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has furnished to the Trustee security and indemnity satisfactory to the Trustee against any cost, loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02         Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document (whether in original or facsimile form or PDF transmission) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. Prior to taking, suffering or admitting any action, the Trustee may consult with counsel of the Trustee’s own choosing and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in conclusive reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Issuers.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have furnished to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee (i) receives written notice of such Default or Event of Default, and such notice references this Indenture and the Notes or otherwise (ii) has actual knowledge of such Default or Event of Default.

(h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood or such loss or damage and regardless of the form of action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(j) Any discretion, permissive right or privilege in favor of the Trustee shall not be construed as a duty or obligation.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) The Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(m) The Trustee may request that the Issuers and each of the Guarantors shall deliver to the Trustee an Officers’ Certificate setting forth the names of individuals and/or titles of Officers of the Issuers and each Guarantor, as applicable, authorized at such time to take specified actions pursuant to this Indenture of the Issuers, the Notes and the Guarantees, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03          Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04          Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity, adequacy or enforceability of this Indenture or the Notes, it shall not be liable for the acts or omissions of the Issuers or accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall not be liable in its individual capacity for the Obligations evidenced by the Notes or this Indenture.

Section 7.05          Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee in accordance with Section 7.02(g), the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06          [Reserved.]

Section 7.07          Compensation and Indemnity.

(a) The Issuers will pay to the Trustee from time to time compensation as agreed to in writing by the Trustee and the Issuers for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors will indemnify, defend and protect, jointly and severally, the Trustee (in its individual capacity and in any capacity under this Indenture and any other document or transaction entered into in connection herewith) and its agents and any authenticating agent for, and to hold them harmless against, any and all losses, liabilities, claims or expenses, including taxes (other than taxes based upon, or measured by or determined by the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses (including reasonable attorney’s fees and expenses and court costs) of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable decision. The Trustee will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08          Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may, with 30 days prior written notice to the Trustee and the Issuers, remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09          Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10          Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may, at their option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04(b), 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.18 and 4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes, and the Guarantors will be released from their Obligations with respect to the Note Guarantees, on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(7) inclusive and Section 6.01(10) hereof will not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank or firm of independent public accountants (if the deposit includes non-callable Government Securities), to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular Redemption Date;

(2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) or the grant of Liens securing such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture or any other agreement governing other Indebtedness being defeased, discharged or replaced) to which Antero Midstream Partners or any of its Subsidiaries is a party or by which Antero Midstream Partners or any of its Subsidiaries is bound;

(6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

(7) the Issuers must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to the Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall, subject to applicable escheatment laws, be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes or the Note Guarantees without the consent of any Holder of Note:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or disposition of all or substantially all of the Issuers’ or such Guarantors’ properties or assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(5) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of notes” section of the Issuers’ Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;

(7) to allow any Guarantor to execute a supplemental indenture or a notation of a Note Guarantee with respect to the Notes or to reflect the release of a Note Guarantee in accordance with this Indenture;

(8) to secure the Notes or the Note Guarantees;

(9) to comply with the rules of any applicable securities depository;

(10) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(11) to provide for the reorganization of Antero Midstream Partners as any other form of entity, in accordance with Section 5.01(a); or

(12) to appoint a successor trustee.

Upon the request of the Issuers, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Notes and the Note Guarantees with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any), including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes, and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any), including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes. (Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.) However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption or repurchase of the Notes (other than provisions relating to minimum required notice of optional redemption or the provisions of Sections 3.09 and 4.10 or Section 4.15 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of, principal of, or interest or premium, if any, on, the Notes (other than as permitted by clause (7) below);

(7) waive a redemption or repurchase payment with respect to any Note (other than a payment required by Sections 3.09 and 4.10 or Section 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

Upon the request of the Issuers and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms (except as provided in the second succeeding paragraph) and thereafter binds every Holder.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of the clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the consenting Holder’s Note.

Section 9.04          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05          Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.06          Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 10
NOTE GUARANTEES

Section 10.01        Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1)  the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, each Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Section 10.01, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purposes of this Section 10.01. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.02        Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirm that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03        Execution and Delivery of Notation of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee (provided that no such notation will be required with respect to any Note authenticated prior to the time a Guarantor becomes a Guarantor) and that this Indenture (including any supplement thereto) will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the notation of its Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such notation of its Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuers or any of Antero Midstream Partners’ Restricted Subsidiaries creates or acquires any wholly-owned Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Issuers will cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04        Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, a Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(b) either:

(1) the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Guarantor, or assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee; or

(2) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, if any.

In case of any such consolidation, merger, sale or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of such obligations of the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notations of Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. The Note Guarantee so issued by such successor Person will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though such Note Guarantee had been issued at the date of the execution hereof.

Section 10.05        Releases.

(a) In the event of any sale or other disposition (i) of all or substantially all of the properties or assets of any Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transactions) Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners, or (ii) of all of the Capital Stock of any Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary of Antero Midstream Partners, then such Guarantor will be released and relieved of any obligations under its Note Guarantee and all of its other Obligations under this Indenture; provided that such sale or other disposition does not violate the applicable provisions of Section 4.10 hereof.

(b) Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee and all of its other Obligations under this Indenture.

(c) Upon release or discharge of the Guarantee by any Guarantor with respect to Indebtedness under any Credit Facility, such Guarantor will be released and relieved of any obligations under its Note Guarantee and its other Obligations under this Indenture; provided, however, that if, at any time following such release or discharge, that Guarantor later Guarantees Indebtedness of either Issuer under a Credit Facility, then such Guarantor shall be required to provide a Note Guarantee at such time if required in accordance with Section 4.18 hereof.

(d) Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be released and relieved of any obligations under its Note Guarantee and all of its other Obligations under this Indenture.

(e) Upon the merger or consolidation of any Guarantor with and into an Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Guarantor, such Guarantor will be relieved of any obligations under its Note Guarantee and all of its other Obligations under this Indenture.

(f) Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions of this Section 10.05 for a release have been satisfied, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and all of its other Obligations under this Indenture.

(g) Any Guarantor not released from its obligations under its Note Guarantee and all of its other Obligations under this Indenture as provided in this Section 10.05 will remain liable for the full amount of principal of and interest, and premium, if any, on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11
satisfaction and discharge

Section 11.01        Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as to surviving rights of registration of transfer or exchange of the Notes and as otherwise specified in this Article 11), when:

(1) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the sending of a notice of redemption or otherwise, and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, in the opinion of a nationally recognized investment bank or firm of independent public accountants if the deposit includes any Government Securities, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of Stated Maturity or redemption;

(2) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at Stated Maturity or on the Redemption Date, as the case may be.

In addition, the Issuers must deliver (a) an Officers’ Certificate stating that all conditions precedent to the satisfaction and discharge, including those set forth in clauses (1) through (3) above, have been satisfied, and (b) an Opinion of Counsel to the Trustee (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent to the satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02        Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.01; provided that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.01 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

ARTICLE 12
MISCELLANEOUS

Section 12.01        TIA Not Applicable.

Unless this Indenture is qualified under the TIA, then this Indenture shall not be governed by the TIA except as expressly provided herein.

Section 12.02        Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing in the English language and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor:

Antero Midstream Partners LP

Antero Midstream Finance Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Facsimile No.: (303) 357-7315
Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Facsimile No.: (713) 615-5650

Attention: Scott Rubinsky

If to the Trustee:

Computershare Trust Company, N.A.

Corporate Trust Operations

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services – Antero Midstream

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

Any notice or communication to a Holder will be mailed by first class mail to its address shown on the register kept by the Registrar; provided, however, that any notice or communication to a Holder of a Global Note will be given in the manner prescribed by DTC or other Depositary. Failure to give a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers send a notice or communication to Holders, they will send a copy to the Trustee and each Agent at the same time.

Section 12.03        [Reserved.]

Section 12.04        Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05        Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07        No Personal Liability of Directors, Officers, Employees and Unitholders.

No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interest of the Issuers, the General Partner or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 12.08        Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09        No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of Antero Midstream Partners or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10        Successors.

All agreements of the Issuers in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11        Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12        Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.13        Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14        Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium, if any, on, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 12.15        Evidence of Action by Holders.

Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with procedures approved by the Trustee, (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders or (d) in the case of Notes evidenced by a Global Note, by any electronic transmission or other message, whether or not in written format, that complies with the Depositary’s applicable procedures.

Section 12.16        U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identities each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.17        Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances or unrest, (vi) disease, (vii) epidemic or pandemic, (viii) quarantine, (ix) national emergency, (x) nuclear or natural catastrophes or acts of God, (xi) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xii) communications system failure, (xiii) malware or ransomware, (xiv) unavailability of the Federal Reserve Bank wire or other funds transfer systems, or (xv) unavailability of any securities clearing system; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.18        Waiver of Jury Trial.

EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.19        Electronic Signature.

The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. This Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) in the case of this Indenture and any certificate, agreement or other document to be signed in connection with this Indenture and the transactions contemplated hereby, other than with respect to authentication of any Notes, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”).  Each electronic signature (except in the case of authentication of any Notes) or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature (except in the case of authentication of any Notes), of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first written above.

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC, its general partner

By:	/s/ Justin J. Agnew
	Name:	Justin J. Agnew
	Title:	Chief Financial Officer, Vice President – Finance and Investor Relations

ANTERO MIDSTREAM FINANCE CORPORATION

By:	/s/ Justin J. Agnew
	Name:	Justin J. Agnew
	Title:	Chief Financial Officer, Vice President – Finance and Investor Relations

GUARANTORS:

ANTERO MIDSTREAM LLC
ANTERO TREATMENT LLC
ANTERO WATER LLC
ANTERO MIDSTREAM CORPORATION

By:	/s/ Justin J. Agnew
	Name:	Justin J. Agnew
	Title:	Chief Financial Officer, Vice President – Finance and Investor Relations

[Signature Page to the Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Katherine M. O’Brien Mathis
	Name:	Katherine M. O’Brien Mathis
	Title:	Vice President

[Signature Page to the Indenture]

EXHIBIT A

FORM OF NOTE

CUSIP [TO BE INSERTED]

5.750% Senior Notes due 2034

No. ___	$____________

ANTERO MIDSTREAM PARTNERS LP

and

ANTERO MIDSTREAM FINANCE CORPORATION

jointly and severally promise to pay to _______________, or registered assigns, the principal sum of __________________________________________________________ DOLLARS [(or such greater or lesser amount as may be specified on the attached schedule)]* on July 1, 2034.

Interest Payment Dates: January 1 and July 1

Record Dates: December 15 and June 15

Dated: _______________, 20__

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC, its general partner

By:
Name:
Title:

ANTERO MIDSTREAM FINANCE CORPORATION

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

*	To be included only if the Note is issued in global form.

A-1

[Form of Face of Note]

5.750% Senior Notes due 2034

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

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THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR (IN THE CASE OF RULE 144A SECURITIES) AFTER THE LATER OF THE ISSUE DATE HEREOF OR OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR 40 DAYS (IN THE CASE OF REGULATION S SECURITIES), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER OR THE ISSUERS ON OR AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR ANY GOVERNMENTAL PLAN, CHURCH PLAN, NON-U.S. PLAN, OR OTHER PLAN SUBJECT TO OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST IN THIS SECURITY) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

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[Form of Reverse of Note]

5.750% Senior Notes due 2034

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream Partners”), and Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with Antero Midstream Partners, the “Issuers”), jointly and severally promise to pay interest on the unpaid principal amount of this Note at 5.750% per annum. The Issuers will pay interest semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be July 1, 2026. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) Method of Payment. The Issuers will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes to Holders having an aggregate principal amount of Notes more than $5,000,000, the Holders of which will have provided wire transfer instructions not later than the relevant record date to the Issuers or the Paying Agent to that Holder’s U.S. dollar account within the United States. The Issuers will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company ("DTC") or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global notes. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) Paying Agent and Registrar. Initially, Computershare Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. Antero Midstream Partners or any of its Subsidiaries may act in any such capacity.

(4) Indenture. The Issuers issued the Notes under an Indenture dated as of December 23, 2025 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

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(5) Optional Redemption.

(a) Except pursuant to paragraphs (b), (c) and (d) of this Section 5, the Notes will not be redeemable at the Issuers’ option prior to January 1, 2029. On or after January 1, 2029, the Issuers may redeem all or a part of the Notes, upon prior notice in accordance with Section 3.03 of the Indenture, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on January 1 of each year indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date:

Year	Percentage
2029	102.875%
2030	101.438%
2031 and thereafter	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to January 1, 2029, the Issuers may on any one or more occasions redeem, upon prior notice in accordance with Section 3.03 of the Indenture, up to 35% of the aggregate principal amount of Notes (including any Additional Notes) issued under this Indenture at a redemption price of 105.750% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the Redemption Date (subject to the right of Holders of Notes on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date), with an amount of cash not greater than the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes issued under this Indenture on the Issue Date (excluding Notes held by Antero Midstream Partners and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(c) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to January 1, 2029, the Issuers may also redeem all or a part of the Notes, upon prior notice in accordance with Section 3.03 of the Indenture, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is on prior to the Redemption Date.

(d) The Issuers may also redeem the Notes as provided in Section 4.15(d) of the Indenture, on the terms and subject to the conditions set forth therein.

(6) Mandatory Redemption.

The Issuers may be required to redeem all outstanding Notes upon the occurrence of a Special Mandatory Redemption Event, as described in Section 3.10 of the Indenture. The Issuers are not otherwise required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuers may acquire the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the Indenture.

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(7) Repurchase at the Option of Holder.

(a) If there is a Change of Control, Antero Midstream Partners will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, Antero Midstream Partners will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) If Antero Midstream Partners or a Restricted Subsidiary of Antero Midstream Partners consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $50.0 million, Antero Midstream Partners may be required to commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in Section 4.10 of the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in Section 3.09 of the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Antero Midstream Partners (or any Restricted Subsidiary) may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall (subject to the Depositary’s applicable procedures) select the Notes and the representative of such other pari passu Indebtedness will (subject to the Depositary’s applicable procedures) select such other pari passu Indebtedness to be purchased on a pro rata basis.

(c) Holders of Notes that are the subject of a Change of Control Offer or an Asset Sale Offer will receive an offer to purchase from the Issuers prior to any related purchase date, and Holders of Definitive Notes may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8) Notice of Redemption. Notice of optional redemption will be mailed (or sent electronically in the case of notices to DTC), at least 10 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 and in excess of $2,000, unless all of the Notes held by a Holder are to be redeemed. Notice of any redemption of the Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) that constitute a Change of Control) may, at the Issuers’ discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or Change of Control. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuers’ discretion, the Redemption Date may be delayed until such time (including more than 60 days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.

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(9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any transfer tax or similar governmental charge required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, and only such Holders have rights under the Indenture.

(11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented for certain purposes specified in the Indenture.

(12) Defaults and Remedies. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Finance Corp., Antero Midstream Partners or any Restricted Subsidiary of Antero Midstream Partners that is a Significant Subsidiary or any group of Restricted Subsidiaries of Antero Midstream Partners that, taken together, would constitute a Significant Subsidiary, the principal of, and accrued and unpaid interest, if any, on all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest, or premium, if any, on any Note. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

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(13) Trustee Dealings with the Issuers. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

(14) No Recourse Against Others. A director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interest of the Issuers, the General Partner or any Guarantor, as such, will not have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Note Guarantees.

(15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Antero Midstream Partners LP

Antero Midstream Finance Corporation
1615 Wynkoop Street
Denver, Colorado 80202
Attention: Chief Financial Officer

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10      ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*            Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Antero Midstream Partners LP

Antero Midstream Finance Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Computershare Trust Company, N.A.

Corporate Trust Operations

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services – Antero Midstream

Re: 5.750% Senior Notes due 2034

Reference is hereby made to the Indenture, dated as of December 23, 2025 (the “Indenture”), among Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream Partners”), and Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with Antero Midstream Partners, the “Issuers”), the Guarantors party thereto and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser of the Notes). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 03690AAN6), or

(ii)	☐ Regulation S Global Note (CUSIP U0018YAG7), or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 03690AAN6), or

(ii)	☐ Regulation S Global Note (CUSIP U0018YAG7), or

(iii)	☐ Unrestricted Global Note (CUSIP _________); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Antero Midstream Partners LP

Antero Midstream Finance Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Computershare Trust Company, N.A.

Corporate Trust Operations

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services – Antero Midstream

Re: 5.750% Senior Notes due 2034

(CUSIP __________)

Reference is hereby made to the Indenture, dated as of December 23, 2025 (the “Indenture”), among Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream Partners”), and Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with Antero Midstream Partners, the “Issuers”), the Guarantors party thereto and Computershare Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.            Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐      Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐      Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.            Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐      Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐      Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of December 23, 2025 (the “Indenture”), among Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream Partners”), and Antero Midstream Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with Antero Midstream Partners, the “Issuers”), the Guarantors party thereto and Computershare Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, is among __________________ (the “Guaranteeing Subsidiary”), Antero Midstream Partners LP, a Delaware limited partnership (“Antero Midstream Partners”), and Antero Midstream Finance Corporation (“Finance Corp.” and, together with Antero Midstream Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers and the initial Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 23, 2025 providing for the issuance of the Issuers’ 5.750% Senior Notes due 2034 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the other Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.      Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.      Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.      No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager, unit holder or other owner of an Equity Interest of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

4.      NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.      Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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6.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.      The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the other Guarantors and the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

ANTERO MIDSTREAM PARTNERS LP

By:	Antero Midstream Partners GP LLC, its general partner

By:
Name:
Title:

ANTERO MIDSTREAM FINANCE CORPORATION

By:
Name:
Title:

[Existing Guarantors]

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

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